Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE

OCWEN FINANCIAL PROVIDES UPDATE ON ACQUISITION OF PHH CORPORATION

West Palm Beach, FL – (September 28, 2018) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, provides the following update on its pending acquisition of PHH Corporation (NYSE: PHH) (“PHH”).

As previously disclosed, Ocwen and PHH have been working diligently to close the pending transaction. The parties have now received all regulatory, governmental entity and contractual approvals and consents in order to be in a position to close. The approval from the New York Department of Financial Services is subject to certain conditions, as further described in Ocwen’s Form 8-K filed today, available at http://shareholders.ocwen.com/financial-information/sec-filings. The parties intend to close the transaction within the next 10 days.

As previously announced, under the terms of the merger agreement, Ocwen will acquire all outstanding shares of common stock of PHH for approximately $360 million in cash or $11 per diluted common share.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial service holding company which, through its subsidiaries, services and originates loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: our ability to close the proposed acquisition of PHH in the next ten days or at all, our ability to successfully integrate PHH’s business, and to realize the strategic objectives, synergies and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships, including its relationship with New Residential Investment Corp. (NRZ); uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties or others, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so, increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to contain and reduce our operating costs, the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our July 2017 agreements and January 2018 agreements with NRZ; our ability to maintain our long-term relationship with NRZ; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; our ability to execute an effective chief executive officer leadership transition; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017 and our current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Stephen Swett	John Lovallo	Dan Rene
T: (203) 614-0141	T: (917) 612-8419	T: (202) 973-1325
E: shareholderrelations@ocwen.com	E: jlovallo@levick.com	E: drene@levick.com